UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A AMENDMENT NO. 1 TO
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 26, 2009 Date of earliest event reported: September 18, 2008
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Caterpillar Inc. (“Company”) filed a Current Report on Form 8-K (“Original Form 8-K”) with the Securities and Exchange Commission on September 23, 2008, disclosing, among others, a 364-Day Credit Agreement (“Facility”) under Item 1.01(a).  This Amendment No. 1 is being filed to amend the disclosure regarding the Facility under Item 1.01(a) of the Original Form 8-K to correctly reflect the agreed total commitment of $2.2525 billion under the Facility as against the US$2.350 billion inadvertently stated in the Original Form 8-K. Accordingly, this Amendment No. 1 hereby amends and restates Item 1.01(a) of the Original Form 8-K as follows:

“Item 1.01. Entry into a Material Definitive Agreement

(a)  Creation of a Revolving Credit Facility
On September 18, 2008, Caterpillar Inc. entered into a Credit Agreement (the “364-Day Facility”) among Caterpillar Inc., Caterpillar Financial Services Corporation and Caterpillar Finance Corporation ("Borrowers"), certain financial institutions named therein (“Banks”), Citibank, N.A. (“Agent”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., (“Japan Local Currency Agent”) that provides for an unsecured aggregate revolving credit facility to the Borrowers of up to US$2.2525 billion (“Aggregate Commitment”) and expires on September 17, 2009. Also executed on the same date as an addendum to the 364-Day Facility, is the Japan Local Currency Addendum that enables Caterpillar Finance Corporation to borrow Japanese Yen for an aggregate amount of up to the equivalent of US$75 million, as part of the Aggregate Commitment.

The 364-Day Facility serves as an alternative source of funds, if necessary, for the Borrower’s commercial paper program at maturity. The Borrowers have not drawn on the 364-Day Facility, and, have never drawn against similar facilities.

The 364-Day Facility contains customary representations and warranties, covenants and events of default that may accelerate or increase the payment obligations thereunder.  The 364-Day Facility is subject to customary conditions precedent and payment of certain facility fees in quarterly arrears. Borrowings under the 364-Day Facility bear interest at an adjusted applicable rate based on specified types of advances (i.e. base rate, Euro currency or TIBO rate advances), plus a certain applicable margin.

Some of the Banks, as well as certain of their respective affiliates, have performed, and may in the future perform, for Caterpillar and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the 364-Day Facility is a summary and is qualified in its entirety by the terms and provisions of the 364-Day Facility and the Japan Local Currency Addendum filed respectively as Exhibit 99.1 and 99.2 to this report, and incorporated herein by reference.”

*********************************************************************

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

	By:	/s/ James B. Buda
Dated: January 26, 2009		James B. Buda
Vice President, General Counsel and Secretary